Exhibit 10.61

应收账款质押协议(最高额)

Pledge Agreement of Accounts Receivable(Maximum Amount)

(文件编号/Ref No.: CL201606008-AR)

第一部分签署页/Part I Execution Page 协议编号/	Agreement Ref. No.: CL201606008-AR

签署页

Execution Page

质权人 Pledgee	出质人 Pledgor

浦发硅谷银行有限公司 SPD SILICON VALLEY BANK CO., LTD.	播思通讯技术（北京）有限公司 Borqs Beijing Ltd.

住所地 with address at	住所地 with address at

上海市杨浦区大连路 588 号宝地广场 B 座 21 楼 200082	北京市海淀区八里庄路 62 号院 1 号楼 8 层 943 室

21/F, Block B, Baoland Plaza, No. 588, Dalian Road, Shanghai 200082	Room 943, 8/F, Building No. 1, No. 62, Balizhuang Road, Haidian District, Beijing

以上当事人在本协议中简称为“质权人” hereinafter referred to as “Pledgee”	以上当事人在本协议中简称为“出质人” hereinafter referred to as "Pledgor"

上述各方当事人在此同意并接受本协议中所述之全部条款；出质人特此确认， 就本协议项下有关条件和条款，质权人已向出质人作出充分的说明和解释， 出质人已理解、同意、承认该等条款。

The parties above hereby agree to and accept all terms and conditions set forth in this Agreement. The Pledgor hereby confirms that sufficient interpretations and explanations have been made by the Pledgee in relation to the clauses hereunder and all of them have been understood, agreed and acknowledged by the Pledgor completely.

有鉴于此，上述各方当事人签章如下：

Accordingly, the above parties execute as follows:

第二部分正文/Part II Content	协议编号/Agreement Ref. No.: CL201606008-AR

正文

Content

为确保债务人(定义见下文)全面、及时履行其在主债权债务合同 (定义见下文)项下各项义务，保障质权人债权的实现，本协议项 下出质人同意将本协议约定范围内的应收账款全部质押予质权 人，并设定其为第一顺序之质权人，以作为债务人全面、及时 履行主债权债务合同项下全部债务之物权担保。

为实现上述目的，出质人和质权人经协商一致并达成如下条款， 以资各方共同恪守。

一、特别条款

1． 应收账款质押

出质人同意将本协议约定范围内的质物向质权人提供质押担 保，当本协议指明的债务人不履行其在主债权债务合同项下到 期债务或者发生本协议约定的实现质权的情形时，质权人有权 依据本协议的约定就本协议项下质物优先受偿。

2． 质物

本协议项下质物为：出质人自本协议签署之日起至本协议所担 保主债权债务合同项下全部债务清偿完毕之日所拥有的应收账 款，具体范围参见本协议附件一《质物详情》。

3． 主债权债务合同

本协议所担保的主债权债务合同为：债务人与本协议质权人在 债权确定期间内签署或履行的一系列债权债务文件，包括但不 限于双方于 2016 年 月 日签署的《授信协议》(编号: CL201606008)。

For the security of the well performance of the obligations under the Principal Contract (as defined hereunder) by the Debtor (as defined hereunder) and ensuring the recovery of the Pledgee’s right of credit, the Pledgor hereof agrees to set up a pledge to the Pledgee with the Accounts Receivable stipulated hereunder, and to designate the Pledgee hereunder as the first-priority pledgee.

Therefore, a pledge agreement (“the Agreement” or “Guarantee”) is reached by and between the Pledgor and the Pledgee hereof as follows.

I SPECIAL PROVISIONS

1. Pledge of Accounts Receivable

The Pledgor agrees to provide security to the Pledgees with the Pledge (as defined hereunder). In the event that the Debtor indicated hereunder fails to repay the obligation due and payable under the Principal Contract, or that the right of pledge may be exercised in accordance with the stipulations hereunder, the Pledgees hereunder shall have the right to be repaid as first priority under the Pledge.

2. Pledge

The Pledge hereunder refers to: all of the Accounts Receivable owned by the Pledgor, from the date of this Agreement to the date all debts under the Principal Contract secured hereunder are fully and completely repaid. For more details please refer to Schedule 1 (Details of the Pledge).

3. Principal Contract

The Principal Contract hereunder means: a series of documents of claims and liabilities executed or performed between the Debtor and the Pledgee hereunder within the stipulated Period for Claims’ Determination, including but not limited to Facility Agreement (Agreement No. CL201606008) dated (Month) (Day), 2016.

第二部分正文/Part II Content	协议编号/Agreement Ref. No.: CL201606008-AR

4． 质押所担保的主债权/被担保主债权

本协议项下被担保的主债权为：质权人在债权确定期间内，向 债务人连续提供的一笔或多笔融资余额。

5． 债权确定期间

(1)	本协议所指债权确定期间为：自 2016 年 月 日 至 年 月 日止。

(2)	为免疑义，前述有关债权，包括以下情形：

(a)	任何债权债务文件，只要债务人与质权人系在债权确定期 间内签署，系视为符合本协议担保要求，该文件项下所有 债务均纳入本协议项下最高额质押的担保；及/或

(b)	债务人与质权人虽未签署有关债权债务文件，但有证据证 明其在债权确定期间内实际发生有此等债权的情形。

(3)	为免疑义，对于前款(a)项所述之债权债务文件项下的具体 债务，即使其实际发生的时间晚于债权确定期间届满日(包 括但不限于：有关贷款或贷款额度系在债权确定期间届满 后方始提用；有关保函、信用证等表外额度在债权确定期 间内提用，质权人对外开具了付款承诺性文件，但在债权 确定期间届满后发生质权人对外垫付的；或有关保函、信 用证等表外额度在债权确定期间届满后方始提用对外开具 承诺性文件等)，该等债务同样受本协议项下最高额质押的 担保。

4. Principal Amount secured by the Pledge

The Principal Amount secured by the Guarantee means: the balance of one or several finances, provided by the Pledgee to the Debtor within the Period for Claims’ Determination specified hereunder.

5. Period for Claims’ Determination

(1)	The Period for Claims’ Determination hereunder refers to: from (Month) (Day), 2016 to (Month) _______(Day), 20 .

(2)	For the avoidance of doubt, the wording of “Claim” in the preceding paragraph, includes the circumstances set forth below:

(a)	Any document in relation to the creditor’s rights or the debts, if only signed and/or sealed by the Debtor and the Pledgee within the Period for Claims’ Determination, would be deemed complying with the requirements of this Agreement, and all debts arising therefrom would be secured by the maximum amount pledge hereunder; and/or

(b)	Although no written documents in relation to the creditor’s rights or the debts is signed and/or sealed between the Debtor and the Pledgee, some evidence exists proving the occurrence of such debts within the Period for Claims’ Determination.

(3)	For the avoidance of doubt, in respect of the debts under the document in relation to the creditor’s rights or the debts stated in item (a) of the preceding paragraph, even if the actual debt occurs practically after the expiry date of the Period for Claims’ Determination, it would also be secured by the maximum amount guarantee hereunder. The aforesaid debts occurred after the expiration date of the Period for Claims’ Determination includes, but not limited to, the circumstance as follows: any loan or credit line of loan is actually requested or drawn down after the expiration date of the Period for Claims’ Determination; any facility for purpose such as the issuance of the guarantee or the letter of credit is requested and utilized within the Period for Claims’ Determination and the Pledgee issues the formal documents with commitment obligation, while the actual payment or advance under such documents occur after the expiration of the Period for Claims’ Determination; or, any facility for purpose such as the issuance of the guarantee or the letter of credit is requested for utilized after the expiration of the Period for Claims’ Determination.

第二部分正文/Part II Content	协议编号/Agreement Ref. No.: CL201606008-AR

(4)	为免疑义，对于前述第(2)款(a)(b)项所述情形下的债务，即 使系属在债权确定期间届满后产生的部分(例如债权确定期 间届满后新产生的利息、罚息或其他费用等)，该等债务均 同样受本协议项下最高额质押的担保。

(5)	关于在先债务的约定(如适用，请在方框内打钩选择；为免 疑义，请务必确保中英文本中本选项的勾选状态保持一致)。

☐	质权人与出质人特别约定，质权人与债务人在本协议确定 之债权确定期间之前存在的授信或融资协议项下的债务(如 有)，也一并纳入本协议项下最高额质押的担保。

6． 最高债权限额

本协议项下出质人责任的最高债权限额为 RMB18,000,000.00 元整(大写：人民币壹仟捌佰万元整)或等值其他币种。

7． 债务人

本协议项下所称债务人为：即播思通讯技术（北京）有限公司。

(4)	For the avoidance of doubt, with respect to any debt under the circumstances stated in both item (a) and (b) of the preceding paragraph (2), even for the part of the debts that occur after the expiration of the Period for Claims’ Determination (e.g. the interest, penalty interest and other fees of an existing debt accrued after the expiration of the Period for Claims’ Determination), such part of the debts would also be secured by the maximum amount pledge hereunder.

(5)	Special stipulations on the preceding debts (please check the appropriate box if it’s agreed b y both parties; for the avoidance of doubt, please ensure that the selected item is consistent between English and Chinese version ).

☐	It is specially agreed between the Pledgor and the Pledgee that, all the existing and outstanding debts(if any) under any facility or loan agreement(s) which is entered into by both the Debtor and the Pledgee prior to the Period for Claims’ Determination, would also be secured by the maximum amount pledge hereunder.

6. Maximum Limit of Claiming

The Maximum Limit of Claiming to the extent that the Pledgor shall assume as a security liability under this Agreement shall be: RMB18,000,000.00 (SAY: RMB EIGHTEEN MILLION

ONLY) or its equivalents in other currency.

7. The Debtor

The Debtor hereunder, in terms of this Agreement, refers to Borqs Beijing Ltd.

第二部分正文/Part II Content	协议编号/Agreement Ref. No.: CL201606008-AR

二、一般条款

1.	担保范围本协议担保范围包括因主债权债务合同而产生的 融资本金、利息、罚息、需补足的保证金、复利、违约金、 赔偿金、评估费、公证费、手续费、实现债权的费用(包括 但不限于诉讼费用、财产保全费、差旅费、拍卖费、律师 费用、执行费用等)、因出质人在本协议下违约而给质权人 造成的损失和债务人在主债权债务合同项下的其它所有应 付费用

2.	担保权益之选择若因债务人发生主债权债务合同项下的违 约和/或出质人发生本协议项下违约，而造成质权人依本协 议约定行使担保权益时，若被担保的主债权既有物的担保 又有人的担保的，质权人可以先就相关担保文件(包括本协 议)项下物的担保实现债权，也可以根据相关担保文件的规 定先要求实现人的保证责任。出质人同意，在任何情况下， 质权人未行使或未及时行使其与债务人在其他任何文件项 下的任何权利，包括但不限于债权、担保物权、违约救济 权，均不得被视为质权人怠于或放弃行使权利，亦不会影 响其充分行使本协议项下的权利。

3.	出质人的陈述与保证出质人向质权人作出如下陈述与保证, 并确认质权人系依赖于该等陈述与保证而签署和履行本协 议：

(1)	出质人系依据其中国法律(为本协议目的，不包括香港、澳 门特别行政区及台湾地区的法律，下同)成立并有效存续之 法人，并且出质人依据中国法律具有完全的民事权利能力 并能独立对外承担民事责任。

II GENERAL PROVISIONS

1.	Secured Extent. The Secured Extent of this Guarantee hereunder covers the following items resulting from Principal Contract: the Principal Amount hereof, interest, penalty interest, required cash deposit, compound interest, penalty fine, damage compensation, assessment fees, notarization fees, commission, expenses for realization of the Pledgee’s rights (including but not limited to litigation fees, property preservation fees, travel fees, auction fees, legal services fees and execution fees), the loss and damage resulting from the defaults of the Pledgor and any other expenses payable by the Debtor under Principal Contract.

2.	Choice of Security Interests. When the Pledgee intends to exercise the security interests due to any default of the Debtor under Principal Contract and/or that of the Pledgor hereunder, if the Principal Amount secured hereunder is secured by both property security and non-property guarantee, the Pledgee shall, at its full discretion, choose the security interest to be first claimed; namely, it may either recover the debts with the property security thereunder (including this Agreement) first, or require the Pledgor to assume guaranteed liability thereunder first. The Pledgor agrees that in any case, the Pledgee's failure to promptly exercise or Pledgee’s delay in exercising any of its right under the other agreements to which the Debtor is a party, such rights including but not limited to right of claiming, right of security interest, right of relief under breach of contract, shall not be deemed as the Pledgee’s intention to forego such rights to exercise or as a waiver thereof, and shall not preclude the exercise of any right hereunder.

3.	Representations and warranties. The Pledgor represents and warrants to the Pledgee as follows; the Pledgor confirms its understanding that the performance of any obligation hereunder by the Pledgee is totally based on such Representations and Warranties.

(1)	The Pledgor guarantees it is a legal person duly incorporated and validly existing under the laws of P. R. China (for the purpose of this Agreement, not including the laws of Hong Kong SAR, Macau SAR and the area of Taiwan, sic passim), and has full capacity for civil rights and to bear civil liabilities independently in accordance with PRC laws.

第二部分正文/Part II Content	协议编号/Agreement Ref. No.: CL201606008-AR

(2)	出质人根据中国法律有权签署本协议，以及行使其在本协 议项下的权利及履行其在本协议项下的义务，并已完成签 署本协议及履行其在本协议项下的义务所需的一切授权及/ 或批准。

(3)	本协议的签署和履行不违反出质人所应遵守的法律、法规、 规章、判决、裁决，也不与出质人的章程或其签署的任何 合同、协议或承担的任何其他义务相抵触。

(4)	本协议各条款均是出质人的真实意思表示，对出质人具有 法律约束力。

(5)	出质人保证其向质权人出具的所有财务报表是按照其适用 的会计准则编制的，真实、公正地表明了出质人的财务状 况，并且本协议所涉及的全部资料、文件均是真实、有效、 准确、完整而无任何隐瞒的。

(6)	出质人保证对本协议项下所有的质物(无论是现在的或将来 的)均拥有合法的所有权或处分权，不存在且不会存在任何 来自第三方的关于应收账款权利的争议或索赔等可能影响 质权人质权的情况。

(7)	出质人确认除因本协议设定外，本协议项下质物(无论是现 在的或将来的)上并未或不会被设置任何其他抵押、质押、 留置、抵销或法律上的任何权利限制措施。

(8)	出质人保证完成应由其作出的为本协议的有效并能合法履 行所需的备案、记录或登记，并支付所有税项。

(2)	The Pledgor, according to PRC laws, has full power to enter into this Agreement and exercise/perform rights and obligations hereunder, and has all necessary authorization and ratification in respect of the execution of this Agreement and the performance of the obligations hereunder.

(3)	The execution of this Agreement will neither constitute any breach of the laws, regulations, rules, judicial decisions, and awards that the Pledgor shall abide by, nor conflict with its articles of association, any contracts/agreements it signed and any other obligations assumed by it.

(4)	All the provisions hereunder are the expression of true intention and interest made by the Pledgor, and shall be legally binding thereupon.

(5)	All the financial statements provided by the Pledgor to the Pledgee are prepared in accordance with the general accounting standards , which indicate the financial status of the Pledgor truly and fairly; all the materials and documents in relation to this Agreement are truthful, effective, accurate, integral without any hidden facts purposely undisclosed to Pledgee.

(6)	The Pledgor guarantees that it shall have full and lawful ownership and disposal right upon the Pledge (whether current or future), and there is (or will be) no dispute or claim currently or in the future from any other party concerning the rights in relation to the Accounts Receivable hereof, which might affect the exercising of the pledge right of the Pledgee.

(7)	The Pledgor confirms that except for the right of pledge established in accordance with this Agreement, there is no other mortgage, pledge, lien or any other priority right which is (or is to be) established or maintained in any form upon the Pledge (whether current or future).

(8)	The Pledgor guarantees it shall duly complete all the formalities of filing, recording or registration that it shall assume to ensure the validity of this Agreement and its performance; it shall also bear all the taxes thereof.

第二部分正文/Part II Content	协议编号/Agreement Ref. No.: CL201606008-AR

(9)	出质人保证本协议履行期间不存在任何由法院或行政部门 或任何相关方提起或将提起可能会对出质人的业务或财务 状况造成重大不利影响的行动或任何法律程序的情况，包 括但不限于破产、清算等。

4. 进一步承诺

就本协议项下应收账款质押而言，出质人向质权人作出进一步 承诺和确认如下：

(1)	作为本协议质物的每笔应收账款均为有效并可执行，其为 正常业务过程中的实际、诚信的销售和交付的体现，并且 符合出质人关于其日常业务的描述和相关交易合同和/或发 票规定的支付条款。

(2)	本协议项下质物对应的交易合同(如有)在所适用法律下均 为完全有效并可执行，并且根据其条款构成对出质人的债 务人(“相对方”)的约束义务，相对方根据其条款应支付每 张商业发票上列明的金额。

(3)	就出质之应收账款而言，不存在与其相关的业务合同被终止的情况或潜在被终止的情况。

(4)	就出质之应收账款而言，出质人未且不向任何机构进行过 转让安排，也无进行过保理或其他类似的融资安排。

(5)	就出质之应收账款而言，就出质人所知无逾期或事实上已 超过诉讼时效等情形。

(9)	The Pledgor guarantees no any action or legal procedure is (or is to be) brought forward by any court, administration authorities or other concerned party, which may induce material adverse effects upon its business or financial status, including but not limited to the bankruptcy and liquidation.

4. Further Undertakings

With respect to the Pledge of Accounts Receivable hereunder, the Pledgor hereby undertakes and confirms to the Pledgee further as follows:

(1)	Each Accounts Receivable pledged hereunder shall be valid and enforceable, embodying the practical and honest nature of sales and delivery in the normal course of business, and complying with the description of the Pledgor with respect to its ordinary business and the payment clause provided in the related business contracts and/or invoices.

(2)	Each business contract (if any) in relation to the Pledge hereunder shall be valid and enforceable under its applicable laws, and shall be binding upon the debtor of the Pledgor (the "Counterparty") in accordance with its contents. The Counterparty concerned is duty-bound to pay the face amount stipulated on each invoice.

(3)	With respect to the pledged Accounts Receivable hereunder, no event of termination or potential event of termination occurs under the business contract in relation to the Accounts Receivable hereunder. [Note: the revised language in Chinese version is to make it consistent with the English version.]

(4)	With respect to the pledged Accounts Receivable hereunder, the Pledgor has not transferred to or will not transfer to any institution, and also has not arranged or will not arrange factoring or other similar financing plan.

(5)	With respect to the pledged Accounts Receivable hereunder, to the best knowledge of the Pledgor, no circumstance of overdue or the actual expiry of the period limitation of suit-filing exists.

第二部分正文/Part II Content	协议编号/Agreement Ref. No.: CL201606008-AR

5. 约定事项

出质人向质权人承诺，并同意在本协议有效期间内，除非质权 人事先书面同意，出质人应：

(1)	出质人应及时协助质权人根据本协议一般条款要求办理相 应的出质登记及相关手续。质押相关登记证明文书(如有) 均应由质权人收执保管。

(2)	出质人应及时将可能实质影响质物或其价值的任何事件(包 括但不限于质物价值的明显大幅下降可能影响质权人质权 担保的)通知质权人，并在经质权人要求后的五(5)营业日内 提供进一步的、质权人认可和接受的担保；质物价值未减 少的部分，仍作为本协议下的担保。

(3)	出质人应根据质权人的要求，将本协议项下质物已质押予 质权人的情况以书面通知的方式(格式见附件二)通知有关 付款义务人，并取得付款义务人盖章的确认回函。出质人 应将此等通知及确认回函正本原件交由质权人收执。

(4)	如有涉及出质人或质物的任何诉讼、仲裁或行政程序，出 质人应立即将详情以书面形式通知质权人。

(5)	质权人将其在主债权债务合同项下所享有的债权全部或部 分转让于第三人的，其在本协议项下的质权中的份额亦同 时全部或部分转让给该第三人，出质人应当为此完成相应 的法定手续，且出质人在原质押担保范围内继续承担担保 责任。

(6)	未经质权人同意，出质人不得转让已按本协议规定质押之 应收账款。出质人依据本协议规定转让应收账款所得的价 款，应当向质权人提前清偿债务或者提存。

5. Covenants.

The Pledgor undertakes and agrees with the Pledgee throughout the continuance of this Guarantee that the Pledgor will, unless the Pledgee otherwise agrees in writing:

(1)	assist thePledgee in the completion of the formalities of Pledge registration required by the General Provisions hereof. The certificates or documents concerning the registration of other rights over Pledge shall be kept and retained by the Pledgee.

(2)	inform the Pledgee promptly of any event which may substantially affect the Pledge or its value (including but not limited to the material decrease of the Pledge value that may affect the pledge right of the Pledgee). In case of the request by the Pledgee, the Pledgor shall, within the next five (5) Business Days from such request, provide additional security which shall be recognized and accepted by the Pledgee. The unaffected part of the original Pledge shall continue to be as security hereunder.

(3)	The Pledgor shall inform the Obligor that the Accounts Receivable has been pledged to the Pledgee in writing form (refer to Schedule 2) as required by the Pledgee. The Pledgor shall submit the original copy of the Notification and the Acknowledgement Letter sealed by the Obligor to the Pledgee once received from the Obligor.

(4)	In the event that the Pledgor or the Pledge is involved in any litigation, arbitration or administrative procedure, the Pledgor shall immediately inform the Pledgee of the details in writing.

(5)	In the event that the Pledgee hereof transfers or assigns its creditor’s rights under the Principal Contract in whole or in part to a third-party transferee, the corresponding benefits of the Pledge hereunder shall be transferred to that transferee at the same time. The Pledgor shall assist to complete the necessary legal procedures, and shall continue to assume the security liability as provided within the original Secured Scope.

(6)	Without prior consent of the Pledgee, the Pledgor shall not transfer or assign any Accounts Receivable that has been pledged hereunder. If some Accounts Receivable is transferred or assigned by the Pledgor in accordance with this Agreement, the proceeds from such transfer or assignment shall be used for the prepayment of secured debts hereof to the Pledgee or to be deposited with the Pledgee for the payment thereafter.

第二部分正文/Part II Content	协议编号/Agreement Ref. No.: CL201606008-AR

(7)	出质人不得采取任何可能对质权人对质物或质权人在本协 议项下的任何权利产生重大不利影响或损害的行为。

(8)	应收账款质押予质权人后，出质人仍然有责任全部履行交 易合同中所应遵守的条件和义务。在任何情况下，质权人 均无须承担或履行该等交易合同项下的责任或义务，或是 履行或遵守该等交易合同中的任何陈述、保证、条件、契 约、协议或其他条款。

(9)	除非取得质权人的书面同意，否则出质人不得将在本协议 项下的全部或部分权利通过授权书或其它方式委托给其他 任何个人或法人。

(10)	出质人应在与质物有关的所有已经或即将签署的交易合同 中，明确告知交易对手质物已经设立质押的事实并将本协 议约定的收入账户(或质权人指定的其他账户)作为收取收 益的唯一银行账户。

(11)	出质人承诺将努力确保出质人的债务人适当按时地将本协 议项下的约定的应收账款存入收入账户。

(12)	出质人将根据有关法律法规的规定，按时缴纳与交易合同 有关的各项税收以及费用，遵守交易合同的要求，履行义 务。

(13)	未经质权人事先书面同意，出质人不得转让交易合同项下 的任何权利。

(14)	未经质权人事先书面同意，不得擅自或允许做出对交易合 同的任何重大修正、修改或变更，不得行使终止上述法律 文件的权利或权限，不得委托他人承担交易合同项下的义 务，不得放弃对交易合同的违约行为的权利主张(惟在正常 经营过程中进行的不会对出质人造成重大不利影响的修 正、修改、变更、终止或权利主张的放弃的除外)。

(7)	The Pledgor shall not take any action which may have a Material Adverse Effect on, or impair the Pledge or any rights of the Pledgees hereunder.

(8)	After the Accounts Receivable have been pledged to the Pledgee the Pledgor shall still be obliged to fulfill and comply with all the obligations and conditions under the business contract(s) in relation to these Accounts Receivable. Under any circumstance, the Pledgee hereof shall not be obliged to bear or perform any liability or obligation of the business contract(s), or to perform or observe any representation, warranty, condition, covenant, agreement or any other term under such business contract.

(9)	Without prior written consent from the Pledgee, the Pledgor shall not assign all or part of the rights hereunder to any other individual or legal person by the power of attorney or other means.

(10)	The Pledgor shall inform its counter party or account debtor about the establishment of the pledge on the Accounts Receivable by stating it in all of its current or future contract in relation to the Pledge hereof, and make the Income Account stipulated herein (or such other account designated by the Pledgee) as the only bank account of the Pledgor to receive the proceeds.

(11)	The Pledgor undertakes it would endeavour to ensure its account debtor to make timely payment and to deposit the corresponding amount into the Income Account hereof.

(12)	In accordance with applicable laws and regulations, the Pledgor undertakes it would make timely payment of any tax or expense in relation to the transaction contract, and comply with the requirement of such contract and perform the obligations thereunder.

(13)	Without prior written consent of the Pledgee, the Pledgor shall not transfer any right under the transaction contract.

(14)	Without prior written consent of the Pledgee, the Pledgor shall not make or allow to make any material amendment, revision to the transaction contract, shall not exercise the right of termination on the foregoing legal documents, shall not entrust any third party to assume the liability under the transaction contract, and shall not waive the right of claiming on any default under the transaction contract (except for those made during the normal course of business operations which would not result in a Material Adverse Effect on the Pledge).

第二部分正文/Part II Content	协议编号/Agreement Ref. No.: CL201606008-AR

(15)	出质人确认将及时签署一切必要文件，并且办理质权人可 能要求的有关维持应收账款质押在本协议期间始终有效或 实现质权的一切相关事宜。

6. 质押登记

(1)	出质人应协助质权人在本协议签署后及时办理有关质物出 质的应收账款质押初始登记手续。出质人应协助质权人及 时办理本协议项下质押登记展期手续，并签署或提供必要 的文件资料，以确保质押登记在本协议履行过程中始终有 效。

(2)	仅当出质人在主债权债务合同项下所有本金、利息及其他 费用等债务全部清偿完毕后，质权人应为出质人办理相应 的应收账款质押登记注销手续。

7. 资金监管

(1)	出质人同意，自本协议签署之日三个月之后起，除本协议另有约定或经质权人另行同意外， 出质人确保本协议项下所有被质押应收账款均应付至出质 人开立于质权人处的如下收入账户并继续作为主债权债务 合同项下还款担保及接受质权人监管：

账户名      _________________________

开户行      _________________________

账户号      _________________________

(15)	The Pledgor confirms that it will promptly sign all necessary documents and handle all related matters that it may be required by the Pledgee for maintenance of the effectiveness of the Accounts Receivable pledge during the period of this Agreement or for the realization of the right of pledge.

6. Pledge Registration

(1)	After the execution of this Agreement, the Pledgor shall promptly assist the Pledgee with the relevant registrations of Accounts Receivable in relation to the Pledge. To ensure the pledge registration remains in effect during the implementation of this Agreement, the Pledgor shall assist the Pledgee in undertaking all relevant extension procedures for the pledge hereunder, as well as signing and submitting necessary documents.

(2)	Only in the event that all the debts under the Principal Contract concerning the principal, the interest and any related fees have been repaid fully and completely, the Pledgee shall conduct the relevant pledge deregistration formality of Accounts Receivable.

7. Supervision

(1)	The Pledgor agrees that, from and after the date falling three months after the date of this Agreement, unless otherwise agreed in this Agreement or by the Pledgee, all pledged Accounts Receivable hereunder shall be paid to the following Income Account opened by the Pledgor with the Pledgee, and continue to serve as the collateral for the debt repayment under the Principal Contract, and be subject to monitoring by the Pledgee:-

Account Name:           _____________________

Bank of Account:       _____________________

Account No.:              _____________________

第二部分正文/Part II Content	协议编号/Agreement Ref. No.: CL201606008-AR

(2)	出质人承诺，自本协议签署之日起，至主债权债务合同项 下全部债务被清偿完毕之日止，除下述已列明的用途外， 出质人未经质权人允许不得擅自动用收入账户内款项：(a) 支付相关税款、政府收费；(b)支付员工工资； (c)支付企业 日常运营费用；(e)其他经质权人书面同意的用途。

(3)	出质人承诺，出质人应当在向质权人提交了真实、有效、 合理的支付凭据或用途说明后方可动用上述收入账户中资 金。

8. 质权的实现

(1)	债务人未按主债权债务合同约定清偿到期(包括宣布提前到 期的情形)债务，或违反主债权债务合同或本协议约定的， 质权人有权宣布主债权及/或债权确定期间提前到期，并要 求行使本协议项下质权，包括但不限于：

a)	要求被质押应收账款的付款义务人(即相对方)将其应 付的应收账款直接支付至质权人指定账户用于清偿被 担保债权；

b)	质权人有权将收入账户内已经收取的应收账款直接扣 划用于清偿被担保债权；

c)	以其它法律允许的方式处置应收账款，从而实现质权。

(2)	The Pledgor undertakes that, without prior consent of the Pledgee, the Pledgor shall not use the relevant funds in the Income Account from the date of this Agreement to the date that all debts under the Principal Contract are repaid fully and completely, except for the usages listed below:- (a) in payment of the relevant taxes, government fees and charges; (b) in payment of the staff wages; (c) in payment of the daily operating costs of the Pledgor; (d) in payment of other purposes as provided under the Loan Agreement or agreed by the Pledgee in written form.

(3)	The Pledgor undertakes that, only after providing to the Pledgee the real, effective and reasonable evidence of the payment or the purpose of the payment stated herein, it may then use the funds in the Income Account for any payment.

8. Realization of Pledge Right

(1)	In the event that the Debtor fails to repay any debts due (including the debts being declared as early maturity) pursuant to the Principal Contract, or breaches any stipulations hereunder or under the Principal Contract, the Pledgee shall have right to declare the early prepayment of the Principal Amount under the Principal Contract and/or the Period for Claims’ Determination, and take measures to realize the right of pledge hereof, including but not limited to:

a)	Request the associated account debtor with payment obligation (the Counterparty) of the Pledged Accounts Receivable to pay its payable amount directly to the account designated by the Pledgee for the repayment of the debts secured by the Pledge;

b)	The Pledgee shall have the right to deduct the funds in the Income Account directly for the repayment of the debts secured by the Pledge;

c)	Dispose the Accounts Receivable in any other way legally allowed to realize the pledge right.

第二部分正文/Part II Content	协议编号/Agreement Ref. No.: CL201606008-AR

(2)	实现本协议设立的担保所获得的所有收益，应按照以下顺 序分配，但中国法律另有规定或主债权债务合同另有约定 的除外：

a)	支付应付费用、违约金、赔偿金；

b)	支付应付罚息；

c)	支付应付利息；

d)	支付应付的本金。

对于执行质物后所获款项，若其金额超过本质物所担保的 全部债务的，超过部分应属出质人所有并退回出质人。

9. 费用和开支

(1)	出质人在此承诺，一经要求，即将质权人为行使或保护质 权人在本协议项下的各项权利及权力而产生的、或因本协 议所引起的应归咎于出质人的任何争议或因出质人对本协 议的任何违反而使质权人合理地产生的所有成本、开支及 费用(包括诉讼费、律师费等法律费用)立即支付或偿付给质 权人。

(2)	出质人须支付与本协议或与本协议项下的转让有关的依法 应由出质人承担的所有印花税或类似其它税项，并在未能 支付或延误支付该等税费而导致质权人发生任何责任、费 用、索赔和开支时向质权人作出赔偿。

10.	授权扣款与抵消出质人不可撤销的授权质权人，在出质人 对于质权人有任何到期未清偿债务的时候，质权人均有权 在任何时间无需通知出质人，即可将出质人在质权人任何 账户中的款项(不论币种、期限如何)直接用于偿付上述债 务；为本协议目的，出质人确认质权人有权自行决定相关 货币兑换的适用汇率，因此导致的任何存款损失或汇率风 险均由出质人承担。

(2)	Unless otherwise provided in PRC laws or in the Principal Contract, the proceeds acquired from the disposal of the security hereunder shall be distributed in the sequence set forth below:

a)	Any fee, penalty fine and compensation payable;

b)	Any penalty interest payable;

c)	Any interest payable;

d)	Any principal payable.

For the monies obtained after the enforcement of the Pledge hereunder, if they exceed all the amount of the indebtedness secured by the Pledge, the excess part shall belong and be returned to the Pledgor.

9. Expense and Fees.

(1)	The Pledgor undertakes hereby, once requested, it shall immediately pay to the Pledgee the related costs, expenses and fees (including litigation fee, reasonable attorney’s fee and other legal service fees) resulting from the exertion or protection of the rights/powers hereunder, or from any dispute in relation to this Agreement which is ascribed to the Pledgor, or from any default by the Pledgor hereunder.

(2)	The Pledgor shall assume all of the stamp duty or any other taxes in relation to this Agreement or the transfer hereunder; in case of any failure or delay of the said payment which leads to the occurrence of any liability, fee, claiming and expense of the Pledgee, the Pledgor shall compensate for it.

10.	Deduction Authorization and Set-off. The Pledgor hereby irrevocably authorizes, in case of any failure by the Pledgor to pay the debts due and payable to the Pledgee, the Pledgee shall have the right to deduct corresponding amount directly (regardless of the currency and deposit term) in any account of the Pledgor opened at the Pledgee to repay the debt, without any prior notice; for the purpose of this Agreement, the Pledgor confirms the Pledgee shall, at its sole discretion, decide the applicable exchange rate of currency conversion, and any deposit loss or exchange risk resulting from such conversion shall be borne by the Pledgor.

第二部分正文/Part II Content	协议编号/Agreement Ref. No.: CL201606008-AR

11.	独立性本协议的效力独立于主债权债务合同的效力，不因 主债权债务合同的无效或被撤销或未成立而无效或可被撤 销或未成立；本协议部分条款被宣告无效或被撤销，不影 响其余条款的效力。

12.	违约事件及违约责任下列任一事件均构成出质人在本协议 项下的违约事件(“违约事件”)：

(1)	债务人在主债权债务合同项下的任一违约事件；

(2)	出质人在本协议中所作的任何陈述、保证或承诺在任何重 要方面被证明是不正确的或是具有误导性的；

(3)	出质人违反本协议下的其他任何义务；

(4)	出质人发生严重影响其本协议项下履约能力的其他情形 的。

13.	通知

(1)	本协议一方发往另一方的任何其他通知，均应发往本协议 开头列明的地址，直到另一方书面通知更改该地址为止。 只要按上述地址发送，则视为在下列日期送达：如是信函， 则按营业地址挂号寄发后的第七个营业日；如果是专程送 达，则为收件人签收之日；如果为传真或电子邮件，则为 传真或电子邮件发送之日。但向质权人发出或交付的所有 通知、要求或其它通讯均须在质权人实际收到时被视为已 经送达。且以传真方式向质权人发出的所有通知、要求须 于事后将原件以当面送交或邮寄于质权人的方式加以确 认。

(2)	出质人同意，提起任何诉讼、仲裁的传票或通知可交付或 留置到本协议开头约定的地址即视为已经送达出质人。出 质人放弃一切抗辩权。

11.	Independence. The effectiveness of this Agreement is independent from that of the Principal Contract, and it will not be invalid or revocable due to the invalidity or revocation of Principal Contract. The invalidity or revocation of any term or condition hereunder shall not affect the validity of the other terms and conditions hereunder.

12.	Events of default. Each of the following circumstances shall constitute an event of default hereunder with respect to the Pledgor:

(1)	Any default by the Debtor under Principal Contract;

(2)	Any presentation and warranty made by the Pledgor is or proves to be incorrect or misleading in any material aspect, or the Pledgor fails to perform or comply with any stipulations hereunder in any material aspect;

(3)	Any other default by the Pledgor hereunder;

(4)	Any other circumstances occurred by the Pledgor that have material negative effect on the Pledgor’s ability to fulfill its obligation under this Agreement.

13.	Notice.

(1)	Any notice from one party to the other party shall be delivered to the address stated at the beginning of this Agreement, unless such address is changed with written notice by the other party. Any notice delivered to the above address shall be deemed to have been received:- for mail, on the 7th business day following the registered delivery date to the main business address; for express, on the signing date of the receiver; for fax or E-mail, on the delivering date of the fax or E-mail. All the notices, requirements or any other communications shall be deemed to be received as they are actually received by the Pledgee. The originals of the said notices and requirements delivered via fax shall be sent to the Pledgee via express or mail after the said fax.

(2)	The Pledgor consents and agrees, any summon or notice in relation to litigations/arbitrations shall be delivered or left to the address listed at the beginning of this Agreement. Once delivered or left to the said address, it shall be deemed as received by the Pledgor. The Pledgor undertakes to forego all claims of defense.

第二部分正文/Part II Content	协议编号/Agreement Ref. No.: CL201606008-AR

14. 其他

(1)	本协议自出质人和质权人双方签署之日起生效，至本协议 所担保债务被完全清偿后办理了质权登记注销手续(如有) 时终止。

(2)	本协议的签订和履行均适用中国法律。

(3)	有关本协议的一切争议应通过友好协商解决；协商不成的， 应向质权人住所地有管辖权的人民法院提起诉讼。争议期 间，各方仍应继续履行未涉争议的条款。

(4)	本协议需要变更或补充的，双方另行达成书面协议，作为 本协议的附件。本协议附件是本协议不可分割的组成部分， 与本协议正文具有同等的法律效力。

(5)	本协议同时配有英文文本供参考。如中英文本存在差异， 应以中文本的约定为准。

(6)	本协议包含质权人与出质人就出质人质押其所拥有应收账款的完整协议，并取代之前双方达成的关于上述事项的任何口头或书面的类似约定，包括但不限于双方之前签订的应收账款质押协议（文件编号：CL201508001-AR）。

(7)	除非在本协议中另有特别说明，本协议中相关用语和表述 与主债权债务合同具有相同的含义。

(8)	本协议一式贰份，具有同等效力。出质人、质权人各执一 份。

- 本协议末尾 -

14. Miscellaneous.

(1)	This Agreement will come into force upon the seal and signature of both parties, and will terminate when all the debts secured hereof are fully and completely repaid and the pledge registration, if any, has been cancelled.

(2)	This Agreement shall be governed by and construed in accordance with the laws of P.R. China.

(3)	All disputes under or relating to this Agreement shall be settled through friendly negotiations; in case of any failure of negotiation, the dispute shall be referred to the jurisdiction of competent people’s court of the place where the Pledgee is located. During the period of dispute, each party shall continue executing the clauses prescribed under the agreement which are not involved in the dispute.

(4)	This Agreement may be amended during the duration of this Agreement by the Parties, provided that such amendment shall be in writing and be drawn up in Schedules. Any Schedule is the integral part of this Agreement, all of which are of the same effect.

(5)	This Agreement shall be formed with both Chinese and English. In case of any discrepancy between the said versions, the Chinese version shall prevail.

(6)	This Agreement embodies the entire agreement entered into by and between the Pledgor and the Pledgee in respect of the pledge of the Accounts Receivable owned by the Pledgor, which shall supersede any oral or written agreement or similar stipulations in this regard previously agreed by the Pledgor and the Pledgee, including without limitation the previous Pledge Agreement of Accounts Receivable between the Pledgor and the Pledge (Ref No. CL201508001-AR).

(7)	Unless otherwise defined in this Agreement, the relevant words and phrases shall have the same meaning as in the Principal Contract.

(8)	This Agreement is made in TWO originals with equivalent legal effect; the Pledgor and the Pledgee keeps one of them respectively.

- End of this Agreement -

第三部分附件/Part III Schedule	协议编号/Agreement Ref. No.: CL201606008-AR

附件一

Schedule 1：

质物详情

Details of the Pledge

本协议项下质物为：

The Pledge hereunder refers to:

在自本协议签署之日起至本协议所担保的全部债务被清偿完毕之日止的期间内，出质人将其对所有其他公司或第 三方（“应收账款债务方”）享有的所有销售收益和其他应收款项（包括但不限于逾期付款违约金、赔偿金、保险 理赔金、定金等）（统称为“应收账款”）全部质押予质权人。具体应收账款债务方包括但不限于以下清单：

During the period from the date of entering into this Agreement until all debts that secured hereunder have been paid off, the Pledgor shall pledge all sales revenue and other receivables from other companies or third party ("debtor of the Accounts Receivable") to the Pledgee, the receivables include but not limited to overdue penalty, liquidated damages, insurance proceeds earnest money etc, collectively referred to as “Accounts Receivable”. The account debtor included but not limited to below list:

1.    硕尼姆通信技术（深圳）有限公司

2.    苏州乐轩科技有限公司

3.    深圳市埃克斯移动科技有限公司

4.    亚忆电子（深圳）有限公司

5.    深圳市博科供应链管理有限公司

6.    北京远特科技股份有限公司

7.    深圳市蓝魔数码科技有限公司

8.    英特尔（中国）研究中心有限公司

9.    江苏晨晖信息技术有限公司

10.  广东宇天科技有限公司

11.  英特尔亚太研发有限公司

12.  昆山乙盛机械工业有限公司

13.  中国移动浙江公司

第三部分附件/Part III Schedule	协议编号/Agreement Ref. No.: CL201606008-AR

附件二

Schedule 2：

应收账款质押通知函

Notification on Account Receivable Pledge

致：[付款义务人]

To: [Obligor]

鉴于本公司(作为“出质人”)与浦发硅谷银行有限公司(作为“质权人”)于[       ]年[     ]月[       ]日签署了一份编号为 [              ]的《应收账款质押协议(最高额)》，将以贵方为付款义务人的应收账款债权全部质押予质权人。 Whereas, our Company (as “Pledgor”) and SPD SILICON VALLEY BANK CO., LTD. (as “Pledgee”) have entered into a Pledge Agreement of Accounts Receivable (Maximum Amount) dated [       ] (No.: [       ]), and agreed to set up the pledge to the Pledgee with the Accounts Receivable of which you are the Obligor.

现本公司与质权人在此通知贵方上述质押事宜，并请贵方在收到本通知之日起，按照本通知要求将与本公司之间 签订的编号为[       ]的[        ]合同(以下或称“基础合同”)项下应付本公司之相关款项均直接付至下述收款账户(或 由质权人指定的其他收款账户)。本公司对贵方该等支付行为之效力均予确认。

Our company and the Pledgee hereby notify you the above pledge arrangement. Please pay the payable amount under the agreement dated [        ] (No.:       ) (“business contract”) directly to the account indicated below (or designated by the Pledgee) according to this notice. We hereby confirm the effectiveness of such payment.

本公司与质权人共同指定的收款账户为：

The account designated by the Pledgor and Pledgee is as below:

账户名： _________________________________

Account Name: ___________________________

账户号： _________________________________

Account No.: ____________________________

开户行： _________________________________

Opening Account: ________________________

本公司在此不可撤销地确认：(a) 只要贵方将有关应收账款按时足额付至前述约定账户，即构成贵方在基础合同 项下相应付款义务的履行；(b) 本公司仅将在上述基础合同项下所享有的应收账款予以质押而不涉及任何义务和 责任的转移，基础合同项下的承诺、保证、义务和责任仍由本公司向贵方承担。

We hereby irrevocably confirm that: (a) if only such Account Receivable has been paid to the designated account in time and in full amount, it shall be deemed as the fulfillment of the payment obligation under the related business contract; (b) we pledge to the Pledgee with the Accounts Receivable under the business contract herein instead of transfer any of the obligations or liabilities. All the undertakings, warranties, obligations and liabilities under the business contract shall still be borne by our company.

第三部分附件/Part III Schedule	协议编号/Agreement Ref. No.: CL201606008-AR

本通知不可撤销。本公司未经质权人事先书面同意不得取消或更改上述各项指示。

This notice is irrevocable. Our company shall not withdraw or change the direction above unless the Pledgee otherwise agrees in writing.

本通知以中文和英文书就，若两种语言版本的内容发生任何不一致，则应以中文为准。

This notice is being expressed in both Chinese and English. However, in the event of any inconsistency between these two versions, the Chinese version shall always prevail.

出质人(盖章)：

Pledgor (Seal):

_______________________________

法定代表人/授权代表(签字)

Legal representative/Authorized Signature

日期：

Date:

质权人(盖章)：

Pledgee (Seal):

_______________________________

法定代表人/授权代表(签字)

Legal representative/Authorized Signature

日期：

Date:

第三部分附件/Part III Schedule	协议编号/Agreement Ref. No.: CL201606008-AR

确认回函

Acknowledgement Letter

致：[出质人]

To: [Pledgor]

致：[质权人]

To: [Pledgee]

我方已收到贵两方于[          ]年[       ]月[     ]日出具的《应收账款质押通知函》，现在此确认，《应收账款质押通知函》 项下提及应收账款真实、有效且尚未偿付；我方将严格按照所签署之相关合同通过（且仅通过）《应收账款质押 通知函》规定的收款账户，及时足额履行付款义务。

We hereby acknowledge the receipt of the Notification on Account Receivable Pledge from your side issued in [          ]. We confirm that the Account Receivables mentioned in Notification on Account Receivable Pledge are truthful, effective and payable. We will fulfill the payment obligation under the related business contract and pay such amount to the designated account (as the only account) indicated in the Notification on Account Receivable Pledge in time and in full amount.

本函所述及事宜适用中华人民共和国法律，并接受质权人住所地法院作为争议解决的管辖法院。

This Letter shall be governed by and construed in accordance with the laws of the P.R.C. The court where the Pledgee is located shall have the jurisdiction of any dispute.

确认方：[付款义务人]

Confirming Party: [Obligor]

_______________________________

日期：

Date: